EXHIBIT 23. INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-35847, 333-70003, 333-28497, 333-29701, 033-52205, 033-52609, 333-58873,
333-03377, and 333-75271 on Form S-3, in Post Effective Amendment No. 1 to Registration Statement No. 002-62919 on Form S-3, and in Registration Statement Nos. 033-09501, 033-21556, 033-60659, 033-60681, and 033-57107 on
Form S-8, of First Security Corporation of our report dated February 18, 2000, appearing in the Annual Report on Form 10-K of First Security Corporation for the year ended December 31, 1999.


/S/DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Salt Lake City, Utah
March 16, 2000